EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Unilife Corporation of our report dated November 11, 2009 with respect to the statement of operations, statements of stockholders’ equity and comprehensive loss and statements of cash flows for the fiscal year ended June 30, 2009, which report appears in Unilife Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

/s/ BDO Audit (WA) Pty Ltd

Perth, Western Australia

January 4, 2012